UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2008, Sentry Petroleum Ltd. ("Sentry" or "the registrant") entered into an agreement with Medina Group for the acquisition of ATP865 in Queensland Australia conditional upon regulatory approval. The material terms of the agreement stipulate that Sentry will assume all rights and obligations pursuant to the exploration permit including a commitment to complete a four year work program valued at AU$ 4.29 million and 0.5% gross overriding royalty.

Item 5.01 Changes in Control of Registrant.

On the 23rd day of April 2008, Alan Hart completed a transaction whereby he gifted all his shares in the registrant to SPM Group. As a result of the transaction SPM Group has acquired control over the registrant and is the beneficial holder of 22% of the registrant's issued and outstanding common stock as of April 23rd, 2008.

There is an understanding between Alan Hart and SPM Group that current directors may participate in the ownership of SPM Group.

Item 7.01 Regulation FD Disclosure.

On April 30, 2008, the registrant issued two news releases, pertaining to item 1.01 and 5.01 of this Form 8-K. The first release was distributed in the United States and is included as exhibit 99.1. The second release was distributed in Canada and is included as exhibit 99.2

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:
99.1 Press Release dated April 30, 2008: Sentry Petroleum Acquires 1.68 million Acres in Proven Petroleum Basin

99.2 Press Release dated April 30, 2008: Sentry Petroleum Acquires 1.68 million Acres in Proven Petroleum Basin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

ALAN HART Alan Hart	Chief Executive Officer, Chief Financial Officer and Director	April 30, 2008